                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                        ______________________________

                                   FORM 8-K

                        ______________________________


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                AUGUST 25, 1998
                        ------------------------------


                       Date of report (Date of earliest
                                event reported)


                  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.
            (Exact name of registrant as specified in its charter)



   MARYLAND                          0-23911                      52-2081138
---------------              ----------------------       ----------------------
(State or other              Commission File Number          (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation)

                  1776 SW MADISON STREET, PORTLAND, OR  97205
          -----------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)


                                (503) 223-5600
              Registrant's telephone number, including area code


                                Not Applicable
         ------------------------------------------------------------

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 25, 1998, Wilshire Real Estate Investment Trust Inc. (the "Company") made a loan for approximately $49.7 million (at exchange rates in effect on August 24, 1998) secured by a second lien on five luxury hotels in London, England, including the Savoy Hotel, the Connaught Hotel and Claridge's Hotel. Such loan has a five-year maturity and may be prepaid at any time. The loan was made in pounds sterling and bears interest at a LIBOR based rate.
The Company has hedged its exposure to pounds sterling on the $49.7 million through an exchange rate swap with an international investment bank. The borrower is an unaffiliated third party. The source of the funds used to make the loan was a $37.2 million repurchase facility from Merrill Lynch Mortgage Capital Inc. and available cash.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) As of the date of this Form 8-K, the applicable financial statements relating to the underlying collateral securing the loan is not available, but will be filed by the Company on Form 8-K as soon as practicable.


(b) As of the date of this Form 8-K, the applicable pro forma financial information is not available, but will be filed by the Company on Form 8-K as soon as practicable.


(c)  Exhibits.


     10.1 Junior Loan Facility, between Blackstone Hotel Acquisitions Company and lists parties, dated April 30, 1998.

     10.2 Intercreditor Agreement, between Blackstone Hotel Acquisitions Company and listed parties, dated April 30, 1998.

     10.3 Debenture, between Blackstone Hotel Acquisitions Company and Bankers Trust Company, dated April 7, 1998.

     10.4 Novation Certificate, between Bankers Trust Company and listed banks and financial institutions, dated August 18, 1998.

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    WILSHIRE REAL ESTATE
                                     INVESTMENT TRUST INC.



Date:  September 29, 1998           By: /s/ Chris Tassos
                                    ----------------------------
                                    Chris Tassos
                                    Executive Vice President and
                                    Chief Financial Officer

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